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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-68487 and File No.333-58969) and Form S-3 (File No. 333-94323) of Cumulus Media Inc. of our report, dated April 13, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP



Chicago, Illinois
April 13, 2000